                                                                                                                                                                                                                                                                         Exhibit 4.1

ARTESIAN RESOURCES CORPORATION

2025 EQUITY COMPENSATION PLAN

ARTESIAN RESOURCES CORPORATION
2025 EQUITY COMPENSATION PLAN

i

ARTESIAN RESOURCES CORPORATION
2025 EQUITY COMPENSATION PLAN
1.
Purpose
The purpose of the Artesian Resources Corporation 2025 Equity Compensation Plan (the “Plan”) is to provide (i) designated employees of Artesian Resources Corporation (the “Company”) and its subsidiaries, and (ii) non-employee members of the board of directors of the Company with the opportunity to receive grants of stock options, stock units, stock awards, dividend equivalents and other stock-based awards.  The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefitting the Company’s shareholders, and will align the economic interests of the participants with those of the shareholders.
The Plan is a successor to the Artesian Resources Corporation 2015 Equity Compensation Plan, as amended (the “2015 Plan”).  Outstanding grants under the 2015 Plan shall continue in effect according to their terms, consistent with the 2015 Plan.  No further grants will be made under the 2015 Plan on or after the Effective Date.
2.
Definitions
Whenever used in this Plan, the following terms will have the respective meanings set forth below:
(a)
“Board” means the Company’s Board of Directors.
(b)
“Change of Control” shall be deemed to have occurred if, following the Effective Date, any of the following occur:
(i)
Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the shareholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the parent corporation would be entitled in the election of directors;
(ii)
The consummation of (i) a merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors, (ii) a sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company; or
(iii)
Directors are elected such that a majority of the members of the Board shall have been members of the Board for less than two years, unless the election or nomination for election of each new director who was not a director at the beginning of such two‑year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.
The Committee may modify the definition of Change of Control for a particular Grant as the Committee deems appropriate to comply with section 409A of the Code or otherwise.  Notwithstanding the foregoing, if a Grant constitutes deferred compensation subject to section 409A of the Code and the Grant provides for payment upon a Change of Control, then, for purposes of such payment provisions, no Change of Control shall be deemed to have occurred upon an event described in items (i) – (iii) above unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under section 409A of the Code.
(c)
“Code” means the Internal Revenue Code of 1986, as amended.
(d)
“Committee” means the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan, or its delegate; provided that with respect to Grants made to Non-Employee Directors, the Committee shall be the Board or its delegate. The Committee shall consist of directors who are “non-employee directors” as defined under Rule 16b-3 promulgated under the Exchange Act.
(e)
“Company” means Artesian Resources Corporation and any successor corporation.
(f)
“Dividend Equivalent” means an amount determined by multiplying the number of shares of Stock subject to a Stock Unit or Other Stock-Based Award by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on its Stock.
(g)
“Effective Date” of the Plan means the date that the holders of Class B common stock of the Company approve the Plan.
(h)
“Employee” means an employee of the Employer (including an officer or director who is also an employee).
(i)
“Employer” means the Company and its subsidiaries.
(j)
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(k)
“Exercise Price” means the per share price at which shares of Stock may be purchased under an Option, as designated by the Committee.
(l)
“Fair Market Value” of Stock means, unless the Committee determines otherwise with respect to a particular Grant, (i) if the principal trading market for the Stock is a national securities exchange, the last reported sale price during regular trading hours on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, (ii) if the Stock is not principally traded on an exchange, the mean between the last reported “bid” and “asked” prices of Stock on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (iii) if the Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee through any reasonable valuation method authorized under the Code.
(m)
“Grant” means an Option, Stock Unit, Stock Award, Dividend Equivalent or Other Stock-Based Award granted under the Plan.
(n)
“Grant Agreement” means the written instrument that sets forth the terms and conditions of a Grant, including all amendments thereto.
(o)
“Incentive Stock Option” means an Option that is intended to meet the requirements of an incentive stock option under section 422 of the Code.
(p)
“Non-Employee Director” means a member of the Board who is not an employee of the Employer.
(q)
“Nonqualified Stock Option” means an Option that is not intended to be taxed as an incentive stock option under section 422 of the Code.
(r)
“Option” means an option to purchase shares of Stock, as described in Section 7.
(s)
“Other Stock-Based Award” means any Grant based on, measured by or payable in Stock (other than a Grant described in Sections 7, 8, 9 or 10 of the Plan), as described in Section 11.
(t)
“Participant” means an Employee or Non-Employee Director designated by the Committee to participate in the Plan.
(u)
“Performance Goals” shall include any of the following performance criteria upon which the vesting of one or more Grants under the Plan may be based, or such other performance criteria as the Committee may specify: stock price, earnings per share, price-earnings multiples, net earnings, operating earnings, revenue, number of days sales outstanding in accounts receivable, productivity, margin, EBITDA (earnings before interest, taxes, depreciation and amortization), net capital employed, return on assets, shareholder return, return on equity, return on capital employed, growth in assets, unit volume, sales, cash flow, market share, relative performance to a comparison group designated by the Committee, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.  Performance Goals may be established on an absolute or relative basis and may be established on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries or business segments.  Relative performance may be measured against a group of peer companies, a financial market index or other objective and quantifiable indices. Performance Goals need not be uniform as among Participants.
(v)
“Plan” means this Artesian Resources Corporation 2025 Equity Compensation Plan, as in effect from time to time.
(w)
“Stock” means the Class A non-voting common stock of the Company.
(x)
“Stock Award” means an award of Stock as described in Section 9.
(y)
“Stock Unit” means an award of a phantom unit representing a share of Stock, as described in Section 8.
(z)
“Substitute Award” means an award granted to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation, as described in Section 18(a).
3.
Administration
(a)
Committee.  The Plan shall be administered and interpreted by the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan with respect to grants to Employees.  The Plan shall be administered and interpreted by the Board, or by a committee of directors to whom the Board has delegated responsibility, with respect to grants to Non-Employee Directors.  The Board or committee, as applicable, that has authority with respect to a specific Grant shall be referred to as the “Committee” with respect to that Grant.
(b)
Committee Authority.  The Committee shall have the sole authority to (i) determine the Participants to whom Grants shall be made under the Plan, (ii) determine the type, size and terms and conditions of the Grants to be made to each such Participant, (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) determine the amounts payable based on attainment of Performance Goals, including discretion to make such adjustments (positive or negative) to the amounts payable as the Committee deems appropriate and in the best interests of the Company, (v) amend the terms and conditions of any previously issued Grant, subject to the provisions of Section 17 below, and (vi) resolve any other matters arising under the Plan.
(c)
Committee Determinations.  The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion.  The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder.  All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated Participants.
4.
Grants
(a)
Grants under the Plan may consist of Options as described in Section 7, Stock Units as described in Section 8, Stock Awards as described in Section 9, Dividend Equivalents as described in Section 10 and Other Stock-Based Awards as described in Section 11.  All Grants shall be subject to such terms and conditions as the Committee deems appropriate and as are specified in writing by the Committee to the Participant in the Grant Agreement.
(b)
All Grants shall be made conditional upon the Participant’s acknowledgement, by acceptance of the Grant (whether electronic or otherwise), that all decisions and determinations of the Committee shall be final and binding on the Participant, the Participant’s beneficiaries and any other person having or claiming an interest under such Grant.  Grants under a particular Section of the Plan need not be uniform as among the Participants.
(c)
The Committee may make Grants that are contingent on, and subject to, approval of the Plan or an amendment to the Plan by the holders of Class B common stock of the Company.
5.
Shares Subject to the Plan
(a)
Shares Authorized.  Subject to adjustment as described in Section 5(e) below, the aggregate number of shares of Stock that may be issued or transferred under the Plan shall be equal to the sum of the following: (i) 263,932 shares, plus (ii) the number of shares of Stock subject to outstanding grants under the 2015 Plan as of the Effective Date that terminate, expire or are cancelled, forfeited, exchanged or surrendered without having been exercised, vested or paid under the 2015 Plan on or after the Effective Date.  The number of shares in (i) above will be reduced by the number of shares of Stock subject to grants made under the 2015 Plan after September 30, 2025 and before the Effective Date, and will be increased by the number of shares of Stock subject to grants made under the 2015 Plan that terminate, or are cancelled or forfeited on and after September 30, 2025 and before the Effective Date.
(a)
Source of Shares; Cash Payments.  Shares issued under the Plan may be authorized but unissued shares of Stock or reacquired shares of Stock, including shares purchased by the Company on the open market for purposes of the Plan.  Grants paid in cash shall not count against the share limits described in Section 5(a) above.
(b)
Share Counting.  For administrative purposes, when the Committee makes a Grant payable in Stock, the Committee shall reserve shares equal to the maximum number of shares that may be issued under the Grant.  If and to the extent Options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any Stock Awards, Stock Units, Dividend Equivalents or Other Stock-Based Awards, or such awards granted under the 2015 Plan, are forfeited or terminated, or otherwise are not paid in full, the shares reserved for such Grants shall again be available for purposes of the Plan.  Shares of Stock surrendered in payment of the Exercise Price of an Option, or shares of Stock withheld to cover applicable tax withholding with respect to any Grant, shall again be available for issuance under the Plan.  To the extent that Grants or awards granted under the 2015 Plan are paid in cash, and not in shares of Stock, any shares previously reserved for issuance pursuant to such Grants shall again be available for issuance under the Plan. Substitute Awards will not count against the share reserve set forth in Section 5(a).
(c)
Non-Employee Director Limit.  The maximum grant date value of shares of Stock subject to Grants made to a Non-Employee Director during any calendar year for services rendered as a Non-Employee Director during the calendar year, shall not exceed $150,000 in total value. For purposes of this limit, the value of such Grants shall be calculated based on the grant date fair value of such Grants for financial reporting purposes.
(d)
Adjustments.  If there is any change in the number or kind of shares of Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, reverse stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Stock available for issuance under the Plan, the maximum number of shares of Stock that may be issued pursuant to Incentive Stock Options, the number of shares covered by outstanding Grants, the kind of shares issued and to be issued under the Plan, and the price per share or the applicable market value of such Grants shall be equitably adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.  Any adjustments set forth in this Section 5(e) shall be consistent with the applicable requirements under sections 409A and 424 of the Code.  Any adjustments determined by the Committee shall be final, binding and conclusive on the Company and all Participants and their beneficiaries.
6.
Eligibility for Participation
(a)
Eligible Persons.  All Employees, including Employees who are officers or members of the Board, and all Non-Employee Directors shall be eligible to participate in the Plan.
(b)
Selection of Participants.  The Committee shall select the Employees and Non-Employee Directors to receive Grants and shall determine the number of shares of Stock subject to each Grant.
7.
Options
(a)
General Requirements. The Committee may grant Options to an Employee or Non-Employee Director upon such terms and conditions as the Committee deems appropriate under this Section 7.  The Committee shall determine the number of shares of Stock that will be subject to each Grant of Options to Employees and Non-Employee Directors.
(b)
Type of Option, Price and Term.
(i)
The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein.  Incentive Stock Options may be granted only to Employees of the Company or its parents or subsidiaries, as defined in section 424 of the Code.  Nonqualified Stock Options may be granted to Employees or Non-Employee Directors.
(ii)
The Exercise Price of Stock subject to an Option shall be determined by the Committee and may be equal to, or greater than, the Fair Market Value of a share of Stock on the date the Option is granted; provided, however, an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of the Stock on the date of grant. Notwithstanding the foregoing, the Exercise Price of Stock subject to an Option that is a Substitute Award may be less than the Fair Market Value of a share of Stock on the date the Option is granted, provided the requirements of section 424 or Treas. Reg. § 1.409A-1(b)(5)(v)(D), as applicable, are met.
(iii)
The Committee shall determine the term of each Option, which shall not exceed ten years from the date of grant.  However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant.
(c)
Exercisability of Options.  Options shall become exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Agreement, including, without limitation, whether the Option will vest and become exercisable based upon the attainment of Performance Goals.  The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.
(d)
Termination of Employment or Service.  Except as provided in the Grant Agreement, an Option may only be exercised while the Participant is employed by the Employer, or providing service as a Non-Employee Director.  The Committee shall determine in the Grant Agreement under what circumstances and during what time periods a Participant may exercise an Option after termination of employment or service.
(e)
Exercise of Options.  A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company.  The Participant shall pay the Exercise Price for the Option (i) in cash, (ii) if the Committee so permits, by delivering shares of Stock owned by the Participant and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation to ownership of shares of Stock having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, (iv) by withholding shares of Stock subject to the exercisable Option, which have a Fair Market Value on the date of exercise equal to the Exercise Price, or (v) by such other method as the Committee may approve.  Shares of Stock used to exercise an Option shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option.  Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance of the Stock.
(f)
Limits on Incentive Stock Options.  Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, as defined in section 424 of the Code, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option.  An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary, as defined in section 424 of the Code. Subject to adjustment as described in Section 5(e) above, the maximum aggregate number of shares of Stock that may be issued pursuant to Incentive Stock Options granted under the Plan shall be 263,932.
8.
Stock Units
(a)
General Requirements.  The Committee may grant Stock Units to an Employee or Non-Employee Director upon such terms and conditions as the Committee deems appropriate under this Section 8.  Each Stock Unit shall represent the right of the Participant to receive a share of Stock or an amount based on the value of a share of Stock.  All Stock Units shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan.
(b)
Terms of Stock Units.  The Committee may grant Stock Units that are payable on terms and conditions determined by the Committee, which may include payment based on achievement of Performance Goals.  Stock Units may be paid at the end of a specified vesting or performance period, or payment may be deferred to a date authorized by the Committee.  The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.  The Committee may grant Dividend Equivalents with respect to Stock Units, subject to the payment restrictions set forth in Section 10(a).
(c)
Payment With Respect to Stock Units.  Payment with respect to Stock Units shall be made in cash, in Stock, or in a combination of the two, as determined by the Committee.  The Grant Agreement shall specify the maximum number of shares that can be issued under the Stock Units.
(d)
Requirement of Employment or Service.  The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Units after termination of the Participant’s employment or service, and the circumstances under which Stock Units may be forfeited.
9.
Stock Awards
(a)
General Requirements. The Committee may issue shares of Stock to an Employee or Non-Employee Director under a Stock Award upon such terms and conditions as the Committee deems appropriate under this Section 9.  Shares of Stock issued pursuant to Stock Awards may be issued for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Committee.  The Committee may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific Performance Goals.  The Committee shall determine the number of shares of Stock to be issued pursuant to a Stock Award.
(b)
Requirement of Employment or Service.  The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Awards after termination of the Participant’s employment or service, and the circumstances under which Stock Awards may be forfeited.
(c)
Restrictions on Transfer.  While Stock Awards are subject to restrictions, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except upon death as described in Section 14(a).  Any certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant.  The Participant shall be entitled to have the legend removed when all restrictions on such shares have lapsed.  The Company may retain possession of any certificates for Stock Awards until all restrictions on such shares have lapsed.
(d)
Right to Vote and to Receive Dividends.  The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares during the restriction period.  Any dividends payable with respect to Stock Awards shall vest and be payable only to the extent that the underlying Stock Awards vest and are payable.
10.
Dividend Equivalents
(a)
General Requirements.  When the Committee makes a Grant of Stock Units or Other Stock-Based Awards under the Plan, the Committee may grant Dividend Equivalents in connection with such Grant, under such terms and conditions as the Committee deems appropriate under this Section 10.  All Dividend Equivalents shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan.  Dividend Equivalents may be accrued as a cash obligation, or may be converted to Stock Units for the Participant, and may accrue interest, all as determined by the Committee.  The Committee may provide that Dividend Equivalents shall be payable based on the achievement of specific Performance Goals.  Any Dividend Equivalents payable with respect to Grants shall vest and be payable only to the extent that the underlying Grants vest and are payable. No dividends or Dividend Equivalents will be granted in connection with Options.
(b)
Payment with Respect to Dividend Equivalents.  Dividend Equivalents may be payable in cash or shares of Stock or in a combination of the two, as determined by the Committee.
11.
Other Stock-Based Awards
The Committee may grant other awards not specified in Sections 7, 8, 9 and 10 above that are based on or measured by Stock to Employees or Non-Employee Directors, on such terms and conditions as the Committee deems appropriate under this Section 11.  Other Stock-Based Awards may be granted subject to achievement of Performance Goals or other conditions and may be payable in Stock or cash, or in a combination of the two, as determined by the Committee in the Grant Agreement.  The Committee may grant Dividend Equivalents with respect to Other Stock-Based Awards, subject to the payment restrictions set forth in Section 10(a).
12.
Deferrals
The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to the Participant in connection with any Grant.  The Committee shall establish rules and procedures for any such deferrals, consistent with section 409A of the Code.
13.
Withholding of Taxes
(a)
Required Withholding.  All Grants under the Plan shall be subject to applicable federal (including FICA), state and local, foreign country or other tax withholding requirements.  The Employer may require that the Participant or other person receiving or exercising Grants pay to the Employer an amount sufficient to satisfy such tax withholding requirements with respect to such Grants, or the Employer may deduct from other wages and compensation paid by the Employer the amount of any withholding taxes due with respect to such Grants.
(b)
Election to Withhold Shares.  The Committee may permit or require, under such terms as the Committee may approve, that the Employer’s tax withholding obligation with respect to Grants paid in Stock to be satisfied by having shares withheld up to an amount that does not exceed the Participant’s maximum applicable withholding tax rate.  Unless the Committee determines otherwise, share withholding for taxes shall not exceed the Participant’s minimum applicable tax withholding amount.
14.
Transferability of Grants
(a)
Restrictions on Transfer.  Except as described in Section 14(b) below, only the Participant may exercise rights under a Grant during the Participant’s lifetime, and a Participant may not transfer those rights except by will or by the laws of descent and distribution.  When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights.  Any such successor must furnish proof satisfactory to the Company of the successor’s right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution.
(b)
Transfer of Nonqualified Stock Options to or for Family Members.  Notwithstanding the foregoing, the Committee may provide, in a Grant Agreement, that a Grantee may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.
15.
Consequences of a Change of Control
(a)
Assumption of Grants.  Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options that are not exercised shall be assumed by, or replaced with comparable options by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other Grants that remain outstanding after the Change of Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).  After a Change of Control, references to the “Company” as they relate to employment matters shall include the successor employer in the transaction, subject to applicable law.
(b)
Other Alternatives.  Notwithstanding the foregoing, in the event of a Change of Control, the Committee may take any of the following actions with respect to any or all outstanding Grants, without the consent of any Participant: (i) the Committee may determine that outstanding Options shall be fully exercisable, and restrictions on outstanding Stock Awards and Stock Units shall lapse, as of the date of the Change of Control or at such other time as the Committee determines, (ii) the Committee may require that Participants surrender their outstanding Options in exchange for one or more payments by the Company, in cash or Stock as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the shares of Stock subject to the Participant’s unexercised Options exceeds the Exercise Price, on such terms as the Committee determines, (iii) after giving Participants an opportunity to exercise their outstanding Options, the Committee may terminate any or all unexercised Options at such time as the Committee deems appropriate, and (iv) with respect to Participants holding Stock Units, Dividend Equivalents or Other Stock-Based Awards, the Committee may determine that such Participants shall receive one or more payments in settlement of such Stock Units, Dividend Equivalents or Other Stock-Based Awards, in such amount and form and on such terms as may be determined by the Committee.  Such acceleration, surrender, termination or settlement shall take place as of the date of the Change of Control or such other date as the Committee may specify.  Grants that vest based on the attainment of specified Performance Goals shall vest and be payable in accordance with the terms set forth in the Grant Agreement. Without limiting the foregoing, if the per share Fair Market Value of the Stock does not exceed the per-share Exercise Price of an Option, the Company shall not be required to make any payment to the Participant upon surrender of the Option.
16.
Requirements for Issuance of Shares
No Stock shall be issued in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance of such Stock have been complied with to the satisfaction of the Committee.  The Committee shall have the right to condition any Grant made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on the Participant’s subsequent disposition of such shares of Stock as the Committee shall deem necessary or advisable, and any certificates representing such shares may be legended to reflect any such restrictions.  Any certificates representing shares of Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.  No Participant shall have any right as a shareholder with respect to Stock covered by a Grant until shares have been issued to the Participant.
17.
Amendment and Termination of the Plan
(a)
Amendment.  The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the holders of Class B common stock of the Company if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements.  No amendment or termination of this Plan shall, without the consent of the Participant, materially impair any rights or obligations under any Grant previously made to the Participant under the Plan, unless such right has been reserved in the Plan or the Grant Agreement, or except as provided in Section 18(b) below.
(b)
No Repricing Without Shareholder Approval. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, Stock, other securities or property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Stock or other securities, or similar transactions), the Company may not, without obtaining approval from the holders of Class B common stock of the Company, (i) amend the terms of outstanding Options to reduce the Exercise Price of such  Options, (ii) cancel outstanding Options in exchange for Options with an Exercise Price that is less than the Exercise Price of the original Options or (iii) cancel outstanding Options with an Exercise Price above the current stock price in exchange for cash or other securities.
(c)
Termination of Plan.  The Plan shall terminate on the day immediately preceding the tenth anniversary of its Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the holders of Class B common stock of the Company.  The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant.
18.
Miscellaneous
(a)
Grants in Connection with Corporate Transactions and Otherwise.  Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other stock-based awards outside of this Plan.  Without limiting the foregoing, the Committee may grant Substitute Awards to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation.  The terms and conditions of Substitute Awards may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives, as determined by the Committee.
(b)
Compliance with Law.
(i)
The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required.  With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act.  In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code and Grants comply with the requirements of section 409A of the Code or an exemption.  To the extent that any legal requirement of section 16 of the Exchange Act or section 422 or 409A of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 422 or 409A of the Code, that Plan provision shall cease to apply.  The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation.  The Committee may also adopt rules regarding the withholding of taxes on payments to Participants.  The Committee may, in its sole discretion, agree to limit its authority under this Section.
(ii)
The Plan is intended to comply with the requirements of section 409A of the Code, to the extent applicable.  Each Grant shall be construed and administered such that the Grant either (A) qualifies for an exemption from the requirements of section 409A of the Code or (B) satisfies the requirements of section 409A of the Code.  If a Grant is subject to section 409A of the Code, (I) distributions shall only be made in a manner and upon an event permitted under section 409A of the Code, (II) payments to be made upon a termination of employment or service shall only be made upon a “separation from service” under section 409A of the Code, (III) unless the Grant specifies otherwise, each installment payment shall be treated as a separate payment for purposes of section 409A of the Code, and (IV) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with section 409A of the Code. If any Grant is subject to section 409A of the Code and payment is subject to the execution of a release of claims in favor of the Company (or any subsidiary or affiliate of the Company), in no event shall the timing of a Participant’s execution of the release result in the Participant designating, directly or indirectly, the calendar year of payment, and if such a payment that is subject to execution of the release could be made in more than one taxable year, payment shall be made in the later taxable year.
(iii)
Any Grant that is subject to section 409A of the Code and that is to be distributed to a Key Employee (as defined below) upon separation from service shall be administered so that any distribution with respect to such Grant shall be postponed for six months following the date of the Participant’s separation from service, if required by section 409A of the Code.  If a distribution is delayed pursuant to section 409A of the Code, the distribution shall be paid within 15 days after the end of the six-month period.  If the Participant dies during such six-month period, any postponed amounts shall be paid within 90 days of the Participant’s death.  The determination of Key Employees, including the number and identity of persons considered Key Employees and the identification date, shall be made by the Committee or its delegate each year in accordance with section 416(i) of the Code and the “specified employee” requirements of section 409A of the Code.
(iv)
Notwithstanding anything in the Plan or any Grant agreement to the contrary, each Participant shall be solely responsible for the tax consequences of Grants under the Plan, and in no event shall the Company or any subsidiary or affiliate of the Company have any responsibility or liability if a Grant does not meet any applicable requirements of section 409A of the Code.  Although the Company intends to administer the Plan to prevent taxation under section 409A of the Code, the Company does not represent or warrant that the Plan or any Grant complies with any provision of federal, state, local or other tax law.
(c)
Enforceability.  The Plan shall be binding upon and enforceable against the Company and its successors and assigns.
(d)
Funding of the Plan; Limitation on Rights.  This Plan shall be unfunded.  The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan.  Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company and any Participant or any other person.  No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company.  To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.
(e)
Rights of Participants.  Nothing in this Plan shall entitle any Employee, Non-Employee Director or other person to any claim or right to receive a Grant under this Plan.  Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Employer.
(f)
No Fractional Shares.  No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Grant.  The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
(g)
Employees Subject to Taxation Outside the United States.  With respect to Participants who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.
(h)
Company Policies.  All Grants under the Plan shall be subject to any applicable clawback or recoupment policies, share trading policies and other policies that may be implemented by the Board or the Committee from time to time.
(i)
Governing Law.  The validity, construction, interpretation and effect of the Plan and Grant Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

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